UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2012

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

C. R. Bard, Inc. today announced that it has priced a public offering of 5-year senior notes in an aggregate principal amount of $500 million and with an interest rate of 1.375 percent per year. Bard intends to use the net proceeds from this offering for general corporate purposes, including repayment of commercial paper and acquisitions.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC are joint book-running managers for this offering, which is expected to close on October 30, 2012. Interested parties may obtain a written prospectus relating to the senior notes offering from any of the following: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attn: Prospectus Department, 222 Broadway, 11th Floor, New York, New York 10038, telephone: 1-800-294-1322 or by email at dg.prospectus_requests@baml.com; Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by email at prospectus-ny@ny.email.gs.com; Wells Fargo Securities, LLC, Attn: Capital Markets Client Support, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, telephone: 1-800-326-5897 or by email at cmclientsupport@wellsfargo.com.

This current report does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

By:	/s/ Christopher S. Holland
Name:	Christopher S. Holland
Title:	Senior Vice President and Chief Financial Officer

October 25, 2012